EXHIBIT 16.1



April 13, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read the statements of Aftersoft Group, Inc. (formerly known as W3 Group, Inc.) pertaining to our firm included under Item 4.02 of Form 8-K/A dated April 13, 2007, and are in agreement with the statements contained therein insofar as they relate to our firm. We have no basis to agree or disagree with other statements contained therein.


                                               /s/ KMJ Corbin & Company LLP
                                               --------------------------------
                                               KMJ Corbin & Company LLP
                                               (formerly Corbin & Company, LLP)
                                               Irvine, California



             2603 Main Street, Suite 600 o Irvine, California 92614
                  o Tel: (949) 296-9700 o Fax: (949) 296-9701